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                                                                  Exhibit (4)(j)


                               SECURITY AGREEMENT


         This SECURITY AGREEMENT ("AGREEMENT"), dated as of May 29, 1998 is made by National Auto Credit, Inc. ("National"), NAC, Inc. ("NAC"), NAC Investment Company ("Investment") and ARAC, Inc. ("ARAC") (National, NAC, Investment and ARAC shall hereinafter be referred to, individually and collectively, as the "GRANTORS"), in favor of The First National Bank of Chicago (the "COLLATERAL AGENT"), and the "Holders of Secured Obligations" (as defined below).

                              PRELIMINARY STATEMENT

         WHEREAS, National has entered into that certain Long-Term Credit Agreement dated as of April 21, 1997 among National, as the "Borrower" therein, and the "Banks" (as defined below) (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), and that certain Note Purchase Agreement dated as of April 21, 1997 among National and the "Insurance Companies" as defined below) (as amended, restated, supplemented or otherwise modified from time to time, the "NOTE PURCHASE AGREEMENT");

         WHEREAS, NAC and Investment have each executed (i) those certain Guaranty Agreements (the "CREDIT AGREEMENT GUARANTIES") dated as of April 21, 1997 pursuant to which NAC and Investment have guaranteed the full and prompt payment of all obligations due to the Banks under the Credit Agreement, and (ii) those certain Guaranties (the "NOTE PURCHASE AGREEMENT GUARANTIES") dated as of April 21, 1997 pursuant to which NAC and Investment have guaranteed the full and prompt payment of all obligations due the Insurance Companies under the Note Purchase Agreement. The Credit Agreement Guaranties and the Note Purchase Agreement Guaranties shall hereinafter be referred to collectively as the "PAYMENT GUARANTIES";

         WHEREAS, on February 13, 1998, the Grantors, the Lenders and NBD entered into the Limited Term Extension pursuant to which the Banks granted National a limited extension of maturities and the Insurance Companies granted National a limited extension of the Waiver Extension, all on the terms and conditions specifically set forth therein;

         WHEREAS, on March 6, 1998 and March 16, 1998, the Grantors, the Lenders and NBD entered into the First Amendment to Limited Term Extension (the "FIRST AMENDMENT") and the Second Amendment to Limited Term Extension (the "SECOND AMENDMENT"), respectively, pursuant to which the Lenders granted National additional limited extensions of maturities and the Insurance Companies granted National additional limited extensions of the Waiver Extension, all on the terms and conditions specifically set forth therein;

         WHEREAS, as of May 29, 1998, the Grantors, the Lenders and NBD entered into the Third Amendment to Limited Term Extension (the "THIRD AMENDMENT"),


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pursuant to which the Lenders have agreed to grant National an additional limited extension of maturities and the Insurance Companies have agreed to grant National an additional limited extension of the Waiver Extension, upon satisfaction of the terms and conditions specifically set forth therein; and

         WHEREAS, pursuant to the Third Amendment, it is a condition precedent to granting additional limited extensions of maturities under the Credit Agreement and of the Waiver Extension under the Note Purchase Agreement that the Grantors shall grant the security interests contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Extension are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and the plural forms of the terms defined):

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of capital stock, by contract or otherwise.

         "AGREEMENT" shall mean this Security Agreement, as the same may from time to time be amended, restated, modified or supplemented, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

         "COLLATERAL" shall mean all of Grantors' right, title and interest in and to all general intangibles consisting of federal, state and local tax refunds and tax refund claims, whether now owned or hereafter arising or acquired, together with all proceeds thereof.

         "EXTENSION" shall mean the Limited Term Extension, as amended, restated, supplemented or otherwise modified from time to time.

         "GROSS NEGLIGENCE" shall mean recklessness, or actions taken or omitted with conscious indifference to or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act.

         "HOLDERS OF SECURED OBLIGATIONS" shall mean the holders of the Secured Obligations from time to time and shall include (i) the Lenders in respect of the Lender


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Obligations and (ii) NBD in respect of Reimbursement Obligation, and shall include their respective successors, transferees and assigns.

         "LIEN" shall mean any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

         "PERSONS" shall mean any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

         "REQUIRED LENDERS" shall mean those Lenders holding, in aggregate, 67% in principal amount of the outstanding Lender Obligations.

         "RESTRICTED ACCOUNT" shall mean a deposit account established by Grantors at The First National Bank of Chicago and into which the Grantors are obligated, pursuant to Section 7 below, to deposit all items of payment relating to the Collateral, except for proceeds of any state or local (but not federal) tax refund which refund is in an amount less than $50,000.

         "SECURED OBLIGATIONS" shall mean collectively, (i) the Lender Obligations, including NAC's and Investment's obligations under the Payment Guaranties, and (ii) the Reimbursement Obligation.

         "SECURED OBLIGATION DOCUMENT" shall mean any of (i) the Credit Agreement, (ii) the Note Purchase Agreement, (iii) each Letter of Credit, (iv) the Payment Guaranties, and (v) the Extension.

         "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's and the Holders of Secured Obligations' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         SECTION 2. GRANT OF SECURITY. To secure the prompt and complete payment, observance and performance of the Secured Obligations, Grantors hereby assign and pledge to the Collateral Agent, for the benefit of itself and the Holders of Secured Obligations, and hereby grant to the Collateral Agent, for the benefit of itself and the Holders of Secured Obligations, a security interest in all of Grantors' right, title and


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interest in and to all general intangibles consisting of federal, state and local tax refunds and tax refund claims, whether now owned or existing or hereafter arising or acquired, together with all proceeds thereof; provided, however, that the Collateral Agent, on behalf of itself and the Holders of Secured Obligations, consents to Grantors' retention and use of proceeds from any state or local (but not federal) tax refund which refund is in an amount less than $50,000.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. Grantors represent and warrant, as of the date of this Agreement and as of each date hereafter (except for changes permitted or contemplated by this Agreement) until termination of this Agreement pursuant to SECTION 20:

         (a) The correct corporate names of Grantors are set forth in the first paragraph of this Agreement. The chief place of business and chief executive office of Grantors are located at the addresses of Grantors set forth below each of the Grantors' signatures hereto.

         (b) Grantors are, to the best of their knowledge, the legal and beneficial owner of the Collateral free and clear of all Liens. The Grantors currently conduct business under the name "National Auto Credit, Inc." and, in certain areas and for certain operations, the trade names listed on SCHEDULE 1. To the best of their knowledge, the Grantors use no trade names or fictitious names, except as set forth on SCHEDULE 1.

         (c) This Agreement creates in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral. When financing statements have been filed in the appropriate offices against the Grantors in the locations listed on SCHEDULE 2, the Collateral Agent will have a fully perfected first priority lien on, and security interest in, the Collateral in which a security interest may be perfected by such filing.

         (d) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority that has not already been taken or made and which is in full force and effect, is required (i) for the grant by Grantors of the security interest in the Collateral granted hereby; (ii) for the execution, delivery or performance of this Agreement by Grantors; or (iii) for the exercise by the Collateral Agent of any of its rights or remedies hereunder.

         SECTION 4. PERFECTION AND MAINTENANCE OF SECURITY INTEREST AND LIEN. Grantors agree that until all of the Secured Obligations have been fully satisfied and each Secured Obligations Document has been terminated, the Collateral Agent's security interests in and Liens on and against the Collateral and all proceeds and products thereof, shall continue in full force and effect. Grantors shall perform any and all steps reasonably requested by the Collateral Agent to perfect, maintain and protect the Collateral Agent's security interests in and Liens on and against the Collateral granted hereby or to enable the Collateral Agent to exercise its rights and remedies hereunder with respect to any Collateral, including, without limitation, (i) executing and filing financing or continuation statements, or amendments thereof, in form and substance

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reasonably satisfactory to the Collateral Agent, (ii) delivering to the
Collateral Agent all certificates, notes and other instruments representing or evidencing Collateral, which certificates, notes and other instruments have been duly endorsed and are accompanied by duly executed instruments of transfer or assignment, including, but not limited to, note powers, all in form and substance satisfactory to the Collateral Agent, and (iii) executing and delivering all further instruments and documents, and taking all further action, as the Collateral Agent may reasonably request.

         SECTION 5. FINANCING STATEMENTS. To the extent permitted by applicable law, Grantors hereby authorize the Collateral Agent to file one or more financing or continuation statements and amendments thereto, disclosing the security interest granted to the Collateral Agent under this Agreement without Grantors' signatures appearing thereon and the Collateral Agent agrees to notify the Grantors when such a filing has been made. Grantors agree that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

         SECTION 6. FILING COSTS. Grantors shall pay the reasonable costs of, or incidental to, all recordings or filings of all financing statements, including, without limitation, any filing expenses incurred by the Collateral Agent pursuant to SECTION 5.

         SECTION 7. DEPOSIT INTO RESTRICTED ACCOUNT. At such time as the Grantors or any of their Affiliates (or Grantors' or their Affiliates' shareholders, directors, officers, employees, agents or those Persons acting for or in concert with Grantors or their Affiliates) shall receive or come into the possession or control of any monies, checks, notes, drafts or any other payment relating to, or proceeds of, any property constituting Collateral hereunder (individually, a "PAYMENT ITEM", and, collectively, "PAYMENT ITEMS"), then, except (i) as otherwise permitted in a writing signed by the Collateral Agent (with the consent of all Holders of Secured Obligations), (ii) for proceeds of any state or local (but not federal) tax refund which is in an amount less than $50,000, Grantors shall, or shall cause such Affiliate or such other Person to, deposit the same, in kind in precisely the form in which such Payment Item was received (with all Payment Items endorsed if necessary for collection) into the Restricted Account. The Collateral Agent shall have the authority to, and shall, debit amounts deposited in the Restricted Account as soon as funds are available and shall further have the authority to, and shall, distribute the debited funds to the Lenders and NBD for application to the Secured Obligations as provided in
Section 4 of the Extension.

         SECTION 8. GENERAL COVENANTS. Grantors covenant and agree with the Collateral Agent that from and after the date of this Agreement and until termination of this Agreement, including pursuant to SECTION 20, Grantors shall:

         (a) Keep and maintain at Grantors' own cost and expense reasonably satisfactory and reasonably complete tax and financial records in a manner consistent with Grantors' current business practice, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral;


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         (b) Grantors will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on such Collateral and will defend the right, title and interest of the Collateral Agent in and to Grantors' rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever; and

         (c) Upon the Collateral Agent's request, Grantors shall execute any and all documents and take such other actions as may reasonably be deemed necessary or appropriate by the Collateral Agent in order for the Collateral Agent to comply with the Federal Assignment of Claims Act of 1940, 31 U.S.C. Section 3727.

         SECTION 9. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Upon the occurrence and during the continuance of an Extension Default, Grantors hereby irrevocably appoint the Collateral Agent as Grantors' attorney-in-fact, with full authority in the place and stead of Grantors and in the name of Grantors or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, following the occurrence and during the continuance of an Extension Default, to: (i) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (ii) receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with the preceding CLAUSE (I); and (iii) file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

         SECTION 10. COLLATERAL AGENT MAY PERFORM. If Grantors fail to perform any agreement contained herein or in any Secured Obligation Document, the Collateral Agent may, upon three days prior written notice to the Grantors, perform, or cause performance of, such agreement, and the reasonable and documented expenses of the Collateral Agent incurred in connection therewith shall be payable by Grantors under SECTION 17.

         SECTION 11. COLLATERAL AGENT'S DUTIES. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall not have any duty as to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and shall do so at the reasonable direction of the

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Required Lenders, and all reasonable expenses incurred in connection therewith shall be for the sole account of Grantors and shall be added to the Secured Obligations.

         SECTION 12. REMEDIES. (a) If any Extension Default shall have occurred and be continuing:

         (i) The Collateral Agent shall have, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), the Federal Assignment of Claims Act of 1940 and other applicable law. Grantors agree that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

         (ii) The Collateral Agent shall apply all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (after payment of any amounts payable to the Collateral Agent pursuant to SECTION 17), for the benefit of the Holders of Secured Obligations, against all or any part of the Secured Obligations in the following order:

                  (A) First, proceeds shall be distributed to the Lenders, on a pro rata basis, in respect of accrued and unpaid interest and fees due under the Secured Obligations Documents except for fees and interest due in respect of the Make-Whole Obligation;

                  (B) Second, proceeds shall be distributed to the Lenders and NBD on a Pro Rata basis and shall be applied by the Lenders, except as provided in paragraph 17 of the Extension, against the Principal Obligations. Proceeds distributed to NBD in respect of the Reimbursement Obligation shall be held by NBD as cash collateral to secure payment of the Reimbursement Obligation until the Letters of Credit are drawn. If one or more Letters of Credit expires or is returned to NBD undrawn, NBD will distribute the cash collateral then held by NBD in respect of such Letter(s) of Credit to all Lenders (and, to the extent that other Letters of Credit remain outstanding, to
                  NBD) for reduction of Principal Obligations on a Pro Rata basis;

                  (C) Third, after all Senior Obligations (including all interest accrued and expenses incurred subsequent to the filing by the Grantor of a petition for relief under 11 U.S.C. ss.101 et seq., regardless of whether such interest or expenses are allowed or allowable in such proceeding) have peen paid in cash in full, proceeds shall be distributed to the Insurance Companies in



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                  respect of the Make-Whole Obligation under the Note Purchase
                  Agreement. With respect to the Reimbursement Obligation, "paid in full" shall mean either that the Letters of Credit have been terminated and any Reimbursement Obligation has been paid in full in cash, or with respect to any outstanding Letter of Credit, that such Letters of Credit have been fully cash collateralized; and

                  (D) Finally, any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Grantors or to whomsoever may be lawfully entitled to receive such surplus.

         (b) Grantors waive all claims, damages and demands against the Collateral Agent arising out of the seizure, retention or sale of any of the Collateral or any part or parts thereof, except any such claims, damages and awards arising out of the Gross Negligence or willful misconduct of the Collateral Agent or any of the Holders of Secured Obligations, as the case may be, as determined in a final non-appealable judgment of a court of competent jurisdiction; and

         (c) The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law or equity.

         SECTION 13. EXERCISE OF REMEDIES. In connection with the exercise of its remedies pursuant to SECTION 12, the Collateral Agent may, with the consent of all Holders of Secured Obligations, (i) exchange, enforce waive or release any portion of the Collateral and any other security for the Secured Obligations; (ii) direct the order or manner of sale of the Collateral as the Collateral Agent may, from time to time, determine; and (iii) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence of an Extension Default, without affecting or impairing the Collateral Agent's right to take any other further action with respect to any Collateral or security or any part thereof.

         SECTION 14. INJUNCTIVE RELIEF. Grantors recognize that in the event Grantors fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Holders of Secured Obligations; therefore, Grantors agree that the Holders of Secured Obligations, if the Collateral Agent so determines and requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         SECTION 15. THE COLLATERAL AGENT.

         (a) APPOINTMENT; NATURE OF RELATIONSHIP. The First National Bank of Chicago is appointed by the Holders of Secured Obligations as the Collateral Agent hereunder, and each of the Holders of Secured Obligations irrevocably authorizes the Collateral Agent to


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act as the contractual representative of such Holder of Secured Obligations with the rights and duties expressly set forth herein. The Collateral Agent agrees to act as such contractual representative upon the express conditions contained in this SECTION 15. Notwithstanding the use of the defined term "Collateral Agent," it is expressly understood and agreed that the Collateral Agent shall not have any fiduciary responsibilities to any Holder of Secured Obligations by reason of this Agreement and that the Collateral Agent is merely acting as the representative of the Holders of Secured Obligations with only those duties as are expressly set forth in this Agreement. In its capacity as the Holders of Secured Obligations' contractual representative, the Collateral Agent (i) does not assume any fiduciary duties to any of the Holders of Secured Obligations,
(ii) is a "representative" of the Holders of Secured Obligations within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement. Each of the Holders of Secured
Obligations agrees to assert no claim against the Collateral Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Secured Obligations waives.

         (b) POWERS. The Collateral Agent shall have and may exercise, subject to the direction of the Required Lenders, such powers under this Agreement as are specifically delegated to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

         (c) GENERAL IMMUNITY. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable to the Holders of Secured Obligations or any Holder of Secured Obligations for any action taken or omitted to be taken by it or them hereunder or in connection herewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen from the Gross Negligence or willful misconduct of such Person.

         (d) NO RESPONSIBILITY COLLATERAL, RECITALS, ETC. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with this Agreement;
(ii) the performance or observance of any of the covenants or agreements of the Grantors hereunder; (iii) the validity, effectiveness or genuineness of any instrument or writing furnished in connection herewith; or (iv) the perfection or priority of the security interest in or Lien on the Collateral. The Collateral Agent shall not be responsible to any Holder of Secured Obligations for any recitals, statements, representations or warranties herein or for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement. The Collateral Agent will provide the Holders of Secured Obligations with copies of UCC Financing Statements and other documents relating to the granting and perfecting of the Security Interests as may be requested by the Holders of Secured Obligations.

         (e) ACTION ON INSTRUCTIONS OF HOLDERS OF SECURED OBLIGATIONS. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Holders of Secured Obligations. The Collateral Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Holders of Secured Obligations pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         (f) RELIANCE ON DOCUMENTS; COUNSEL. The Collateral Agent shall be entitled to rely upon any note, acceptance, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Collateral Agent, which counsel may be employees of the Collateral Agent.

         (g) SUCCESSOR AGENT. The Collateral Agent may resign at any time by giving written notice thereof to the Holders of Secured Obligations and the Grantors, and the Collateral Agent may be removed at any time with or without cause by written notice received by the Collateral Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Holders of Secured Obligations, a successor Collateral Agent.

         (h) COLLATERAL DOCUMENTS. Each Holder of Secured Obligations authorizes the Collateral Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Holder of Secured Obligations agrees that no Holder of Secured Obligations shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Holders of Secured Obligations.

         SECTION 16. INTERPRETATION AND INCONSISTENCIES; MERGER; NO STRICT CONSTRUCTION.

         (a) The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Secured Obligation Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of any other Secured Obligation Document, such provision of the other Secured Obligation Document shall govern.

         (b) Except as provided in subsection (a) above, this Agreement represents the final agreement of the Grantors, the Collateral Agent and the Holders of Secured Obligations with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Grantors and the Collateral Agent or any other Holder of Secured Obligations.

         (c) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 17. EXPENSES. Grantors will upon demand pay to the Collateral Agent and/or the Holders of Secured Obligations the amount of any and all reasonable expenses, including the reasonable fees and disbursements of their counsel and of any experts and agents, as provided in any of the Secured Obligation Documents.

         SECTION 18. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by Grantors herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 19. NOTICES. All notices and other communications provided for hereunder shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         SECTION 20. CONTINUING SECURITY INTEREST; TERMINATION. (a) Except as provided in SECTION 20(B), this Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of the payment or satisfaction in full of the Secured Obligations and the termination of each Secured Obligation Document, (ii) be binding upon Grantors, their successors and assigns and (iii) except to the extent that the rights of any transferor, or assignor are limited by the terms of any Secured Obligation Document, inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and any of the Holders of Secured Obligations. Nothing set forth herein or in any other Secured Obligation Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any other Secured Obligation Document or any Collateral. Grantors' successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

         (b) Upon the payment in full in cash of the Secured Obligations and the termination of all Secured Obligation Documents, this Agreement and the security interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to Grantors. Upon any such termination of security interest, Grantors shall be entitled to the return, upon their request and at their expense, of such of the Collateral held by the Collateral Agent as shall not have been sold or otherwise applied pursuant to the terms hereof and the Collateral Agent will, at Grantors' expense, promptly execute, file and deliver to Grantors termination statements and such other documents as Grantors shall reasonably request to evidence such termination.

         SECTION 21. SEVERABILITY. It is the parties' intention that this Agreement be interpreted in such a way that it is valid and effective under applicable law. However, if one or more of the provisions of this Agreement shall for any reason be found to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired.

         SECTION 22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. WITHOUT LIMITING THE FOREGOING, ANY DISPUTE BETWEEN THE GRANTORS AND THE COLLATERAL AGENT OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

         SECTION 23. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS.

         (B) OTHER JURISDICTIONS. GRANTORS AGREE THAT THE COLLATERAL AGENT, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST GRANTORS OR THEIR PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE GRANTORS OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. GRANTORS AGREE THAT THEY WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE

COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON.

         (C) SERVICE OF PROCESS. GRANTORS WAIVE PERSONAL SERVICE OF ANY PROCESS UPON THEM AND, AS ADDITIONAL SECURITY FOR THE OBLIGATIONS, IRREVOCABLY APPOINT CT CORPORATION SYSTEMS, THE GRANTORS' REGISTERED AGENT, WHOSE ADDRESS IS 1633 BROADWAY, NEW YORK, NEW YORK, 10019 AS GRANTORS' AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. GRANTORS IRREVOCABLY WAIVE ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE AND EACH OF THE OTHER PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (E) WAIVER OF BOND. GRANTORS WAIVE THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, THE REAL PROPERTY COLLATERAL) OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER SECURED OBLIGATION DOCUMENT.

         (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 23, WITH ITS COUNSEL.

         IN WITNESS WHEREOF, Grantors have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.


                                   NATIONAL AUTO CREDIT, INC.
                                   as a Grantor


                                   By:
                                      -------------------------------
                                   Name:
                                   Title:

                                   30000 Aurora Road
                                   Solon, Ohio 44139

                                   Attn.:  Ms. Davida Howard
                                   Telecopy No.: (440) 349-3141


                                   NAC, INC.
                                   as a Grantor


                                   By:
                                      -------------------------------
                                   Name:
                                   Title:

                                   30000 Aurora Road
                                   Solon, Ohio 44139

                                   Attn.:  Ms. Davida Howard
                                   Telecopy No.: (440) 349-3141







                      Signature Page to Security Agreement
                           National Auto Credit, Inc.

                                       NAC INVESTMENT COMPANY
                                       as a Grantor


                                       By:
                                          -------------------------------
                                       Name:
                                       Title:

                                       P.O. Box 50401
                                       Henderson, Nevada 89016


                                       Attn.:  Ms. Davida Howard
                                       Telecopy No.: (440) 349-3141



                                       ARAC, INC.,
                                       as a Grantor



                                       By:
                                          -------------------------------
                                       Name:
                                       Title:

                                       30000 Aurora Road
                                       Solon, Ohio 44139

                                       Attn.:  Ms. Davida Howard
                                       Telecopy No.: (440) 349-3141









                                       THE FIRST NATIONAL BANK OF CHICAGO, in
                                       its individual capacity and as Collateral
                                       Agent





                      Signature Page to Security Agreement
                           National Auto Credit, Inc.

                                       By:
                                          ------------------------------------
                                       Name: Phillip D. Martin
                                       Title: Vice President


                                       One First National Plaza
                                       Chicago, Illinois 60670

                                       Attn.: Phillip D. Martin
                                       Telecopy No.: 312-732-1775
                                       Confirmation No.: 312-732-4728


                                       MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                       By:
                                           -------------------------------------
                                       Its
                                           -------------------------------------



                                       THE BANK OF NEW YORK



                                       By:
                                           -------------------------------------
                                       Its
                                           -------------------------------------



                                       FIRST UNION NATIONAL BANK
                                       (formerly known as First Union National
                                       Bank of North Carolina)



                                       By:
                                           -------------------------------------


                      Signature Page to Security Agreement
                           National Auto Credit, Inc.

                                       Its
                                           -------------------------------------
                                       THE HUNTINGTON NATIONAL BANK



                                       By:
                                           -------------------------------------
                                       Its
                                           -------------------------------------



                                       ALLSTATE LIFE INSURANCE COMPANY



                                       By:
                                           -------------------------------------
                                       Its
                                           -------------------------------------




                                       By:
                                           -------------------------------------
                                       Its
                                           -------------------------------------



                                       CONNECTICUT GENERAL LIFE INSURANCE
                                       COMPANY BY CIGNA INVESTMENTS, INC.



                                       By:
                                           -------------------------------------
                                       Its
                                           -------------------------------------


                      Signature Page to Security Agreement
                           National Auto Credit, Inc.

                                       CONNECTICUT GENERAL LIFE INSURANCE
                                       COMPANY ON BEHALF OF ONE OR MORE SEPARATE
                                       ACCOUNTS BY CIGNA INVESTMENTS, INC.



                                       By:
                                           -------------------------------------
                                       Its
                                           -------------------------------------


                                       PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



                                       By:
                                           -------------------------------------
                                       Its
                                           -------------------------------------



                                       By:
                                           -------------------------------------
                                       Its
                                           -------------------------------------



                                       NEW YORK LIFE INSURANCE COMPANY



                                       By:
                                           -------------------------------------
                                       Its
                                           -------------------------------------


                      Signature Page to Security Agreement
                           National Auto Credit, Inc.

                                       NEW YORK LIFE INSURANCE AND ANNUITY
                                       CORPORATION BY NEW YORK LIFE INSURANCE
                                       COMPANY



                                       By:
                                           -------------------------------------
                                       Its
                                           -------------------------------------



                                       LINCOLN NATIONAL LIFE INSURANCE COMPANY



                                       By:
                                           -------------------------------------
                                       Its
                                           -------------------------------------

                                       LINCOLN LIFE & ANNUITY COMPANY OF NEW
                                       YORK



                                       By:
                                           -------------------------------------
                                       Its
                                           -------------------------------------



                                       NBD BANK



                                       By:
                                           -------------------------------------
                                       Its
                                           -------------------------------------



                      Signature Page to Security Agreement
                           National Auto Credit, Inc.

                                   SCHEDULE 1
                                       TO
                               SECURITY AGREEMENT

                                  Trade Names:
                                  ------------




                                  NAC Capital, Inc.

                                  NAC, Inc.

                                  ARAC, Inc. (formerly, Agency Rent-A-Car)

                                  NACCT, Inc.

                                  NAC Investment Company

                                   SCHEDULE 2
                                       TO
                               SECURITY AGREEMENT


Financing Statement Filing Locations:
-------------------------------------


                  County Clerk
                  City of Solon
                  County of Cuyahoga
                  State of Ohio


                  Secretary of State of the State of Ohio
                  Columbus, Ohio


                  (NAC Investment Company)
                  Secretary of State
                  UCC Division
                  101 North Carson Street #3
                  Carson City, NV 89701-4786